[Translated from the original Chinese version]

[***] — Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

General Agent Agreement

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Supplier ( Party A): Hainan Zhonghe Pharmaceutical Co. Ltd.
Address: No.168 Nanhai Street, Haikou, Free Trade Zone.

Purchaser(Party B): [***]
Adress: [****]

In accordance with “Contract Law of the People’s Republic of China”, the Parties have through sufficient consultations, based on the principles of mutual reciprocity, friendly cooperation and corporate development, entered into the Agreement, Party A hereby authorizes Party B to distribute, on behalf of Party A, Party A’s product Desmopressin Acetate Injection (4μg/shot) (hereinafter referred as “Product”) for China (Except for Hubei, Henan, Guangdong province).

I. Corporate Product
General name: Desmopressin Acetate Injection;
Specification: 4μg/shot
Package: 10 shot/box, 600 shot/piece ;

II Cooperation

1. Party appoints Party B as sole exclusive distributor for all area through China (Except for Hubei, Henan and Guangdong province), Party A shall not, during the period of this Agreement, in any way or by any reason, appoint any other party to or by itself sell the Product, otherwise it will pay to Party B a compensation equal to 2-fold of sale amount proceeded from such activity. Party B shall not in any wat or by any reason deputize any other manufacturer’s product of the same kind, otherwise it will pay to Party A a compensation equal to 2-fold of its sale amount proceeded from such activity, meanwhile the authorization be cancelled correspondingly.

2. Party A shall provide product meet national statutory standard according to order plan set by Party B. Party A shall guarantee that the amount to be supplied and term of delivery are in accordance with Party B’s requirements.

3. Party B will take charge the design of promotional material for the Product (should be in conformity with “Drug Control Law of the Peoples Republic of China”), autonomously propagandize, spread and sell the Product and bear the expense caused herewith, the plan for design shall be filed with Party A after their acceptance by Party A.

4. During the period of cooperation, both parties have the responsibilities to main the other party’s reputation and market image.

III Term of Market Development, Term of Cooperation, Sale Target and Assessment and Incentives

1. Term of Cooperation: 5 Year

Both parties agree that the term of cooperation is 5 years (from February 19, 2008 to December 31, 2012). Upon termination of the cooperation, the contract could be renewed between both parties to another year provided that Party B fulfill sale target.

2. Sale Target

(1) First year: yearly sale amount: [**] shots (term: February 19, 2008 to December 20, 2008)

Detail target to each stage:
Feb 19	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
***		***			***			***

(2) Within the contractual period, during the first 3 years, the second year’s sale amount shall have a proportionally increasing rate no less than 25% compared with last year’s actual sale amount (calculated by quantity), the sale target and schedule of another year will be signed solely as appendix thereof, which shall have the same legal force with the Agreement.

3. Performance Assessment
In the first cooperating year, Party will quarterly assess Party B’s sale performance which shall not be less than 100% of commission amount in to whole year’s target, otherwise Party A has the right to cancel the sole exclusive agent license of the Product and withhold the deposit. If Party B fulfill the sale target at the terms agreed on upon the termination of this Agreement, Party B will have the deposit refund. Party A shall net the deposit against payment for goods.

IV Settlement Price, Advance, Payment Term
1. Settlement Price for Product:
1) Price Party A supply Party B

Product Name	Specification	甲方供货价
Desmopressin Acetate Injection	4μg/shot	Supply Price

2) Both parties agree that under the circumstance the relevant competent department (e.g. National Development and Reform Commission) adopt price-lowering policy on the Product, the changed supply price be settled by negotiation by both parties. The changed price herewith shall be accepted by both parties and signed as appendix thereof, which shall have prior legal right to this Agreement.

1) Deposit (hereinafter called “Deposit”) for Party B generally distributing the Product is RMB[***] Yuan. Within 7 working days after signature of this Agreement Party B shall remit the Deposit and down payment with amount of RMB[***] Yuan, amounting to RMB[****] Yuan in total to the account appointed by Party A, if Party delays in payment, Party A is entitled to cancel this Agreement.

2) Party A shall make VAT invoice to Party B according to supply price.

3) If it is agreed between both party to terminate this Agreement, Party may return the Deposit in accordance with negotiation scheme.

4) By the end of 25th of every month, Party B must remit to the appointed account the full payment pursuant to monthly sale target set in this Agreement.

V Order, Consignment, Delivery, Examine
1. Order:

Party B should give 2 months notice to Party A before it delivery plan of loading. The first loading shall not be less than [***] shorts.

2. Consignment

1) Party A shall organize production and shipping in according to orders planned by party B as well as 30% of prepayment, the shipment shall be air transportation (non-cold storage), the related cost will be covered by Party A.

2) If Party A fails to delivery goods in accordance with order plan (except for force majeure), Party A shall give notice and explain to Party B and delivery can be deferred only after Party B’s acceptance and agreement, otherwise Party A shall pay Party B a compensation equal to 1% per day of payment of that batch. If Party B requires loading ahead of the schedule, it shall make a written application to Party A.

3) Party B should pick up the planned-goods in time, if overdue for more than one month, Party A is entitled to charge 0.1% per day of goods value (settlement price) as storage management fee.

3. Delivery
The delivery point is cities designed by Party B, namely the one-off site noted by Party B in delivery application (within effect delivery scope of freighting company).

4. Examine

1) Party B shall check appearance details including product name, amount, batch quantity, package, etc., if there is any defect (name error, wrong batch quantity, shortage in amount, damaged package, etc.), Party B shall check with freighting company or do not pick up temporarily and notice Party A for returning by right of written document provided by freighting company, it shall be Party A’s responsibility to pursue freighting responsibilities at its’ own cost.

2) If during sale it is found by customer shortage of goods in packing box, Party A shall confirm the shortage and fill the lack in accordance to proving documents provided by customer.

VI Market Converting
From the date of this Agreement is signed, Party A and B shall perform market converting for the Product, Party B has both rights and responsibilities to guarantee smooth transition of present market.

1. Content of Convert:
1) The situation of project bidding in each area (including: A. bidding area; B. entrusted biding persons or institutions; C. situation of successful bids; D. situation of non-opening bids or failed bids.)

2) The contact of involved Party A’s personnel.

2. After signature of this Agreement, Party A shall inform all other regional distributors to cancel agreements or contracts signed before and hand over to Party B, Party B will negotiate and sign new distributing agreements with regional distributors.

3. After signature of this Agreement, Party A shall provide Party B power of attorney of the Product and relevant evincive documents.

4. From the date this Agreement signed, selling routine work in authorized areas will be in Party B’s charge, Party A shall make Party B known if there is any regional distributor demands the Product; if Party A privately sell the Product to any third party other than Party B who will be entitled the right to lay a compensation equal to 2 fold of the selling amount proceed from such activity.

VII Quality Guarantee of Product, Package and Trademark
1. Quality Guarantee

Party A promise produce eligible product in conformity with “Drug Control Law of the Peoples’ Republic of China”) and bear whole responsibilities regarding the Product quality. Any economic loss caused by quality thereby shall be charged to Party A.

2. Package and Trademark:

For marketing purpose, Party B may propose on designing new package for the Product and provide for registering trademark which may be used for the product after negotiation with Party A and get consent, the packing material change is at Party B’s cost.

VIII Responsibility and Obligation
1. Party B’s Responsibility and Obligation:
1) Party B owe sole exclusive agent rights through the country (except Hubei, Henan and Guangdong province);
2) Party B shall spare no efforts to plan, spread and sell the Product, market coverage rate shall reach 80% and above in order to achieve annual target.
3) Party B shall take chare of reporting price matters for all authorized areas except Hainan province.

4) Party B shall take all responsibilities regarding selling activities like payment, invoice. If Party B drops invoice made by Party A whose related legal consequences undertake by Party B, as well as tax lose due to reopen the invoice. If Party B violates the related national laws rules and regulations, it shall undertake all responsibilities caused thereby.

5) Party B shall not transfer any authorized credit, debt and all other ownership and obligation as well to other parties, either can Party B use the authorization to guarantee for any content.

6) Parry B shall strive to improve tendering quality to ensure success in provinces, provincial cities and other large and medium cities, and the ratio of winning bids shall not be less than 80%, strictly forbid malicious bidding, all price quoted must receive Party A’s consent, try to maintenance a stable price system.

2. Party A’s Responsibility and Obligation:

1) Party A promises the Product meet national quality standard and undertake related responsibilities caused by quality problems. In case goods which had been already unloaded at appointed location has quality problem due to storage or circulation links, Party B shall under take the loss by itself.

2) Within contractual term, Party A shall not, in any way or by any reason, sell the Product to any units or individuals in authorized areas;

3) Party A shall draw Party B letter of Authorization for national sole exclusively distributing the Product (except Hubei, Henan and Guangdong Province), and timely provide Party B business license, manufacture license, CMP certification, and product-related new drug certification, packing specimen, tender book regarding bidding and selling as well as relevant formalities and materials (additional fees for provincial checking and reporting under Party B’s one-side request shall covered by itself).

4) Party A shall organize production and shipping in accordance with orders put by Party B and make sure Party B be able to receive the Product in time.

5) Any dispute and other issues related to the Product produced before signature of this Agreement shall be settled by Party A.

6) Party A has the right to cancel this Agreement without advanced notice to or negotiation with Party B under any two conditions among followings. Party B hereafter shall faithfully perform its obligation under this Agreement and transfer national agency and sale business to Party B without compensation to terminate business between both parties, and cooperation ends hereby.

1> If Party B fails to pay the Deposit and price for sale in a timely manner;
2> If Party B fails to achieve 90% of monthly sale target as appointed;
3> If Party B disturbs the price system established by Party A or proceeds unfair competition and moreover does not obey correcting instruction put forwards by Party A;
4> If Party B dose not provide Party A sales reports according to rule, provides fraudulent reports or refuses to go through inspection on sales category and book-keeping as well as other inspections Party A think as necessary;
5> When Party B disobey the selling rule set by Party A or purchase the same kind of products from other sources than Party A;
6> When Party B applies for bankruptcy due to compulsory execution by other creditors or reduces its registered capital in its own right or cancels, changes sales business or dissolves company;

7> When Party B’s business license is cancelled by government or law departments, shuts down, is punished to cancel business registration, or is compelled to cancel or dispose the category for sale.

IX Liability for Breach, Dispute Resolution, Modification and Termination of Contract
1. Liability for Breach
1) During the contractual period, where one party fails to fulfill the Agreement, that is, break the contract, it must pay penalty to compensate the loss of other party’s;
2) Where Party A does nothing against terms of this Agreement whereas Party B unilaterally terminate the Agreement, Party A has the right not return the Deposit;
3) Where Party B does nothing against terms of this Agreement whereas Party A unilaterally terminate the Agreement, Party A must return the Deposit to Party B immediately and compensate Party B for market development and spreading.

2. Dispute Resolution

Disputes arisen from performing this Agreement shall be mediated and settled through consultation between two parties. If all attempts fail, the two parties can appeal a lawsuit to people's court of the place where the defendant has its domicile a lawsuit

3. Modification and Termination of Contract
1) Where there is a need to modify terms of this Agreement because of change in market environment, relevant national policy, the modification shall be consulted and settled by both parties. The new term or agreement reached hereby is appendix of this Agreement and has equal effect.

2) If and to the extent this Agreement is to be early terminated because of change in national policy or by force majeure, both parties shall notify the other party 30 days in advance, this Agreement may be terminated provided that both parties confirm the termination and complete all converting procedure and the payment is settled.

3) For other reasons (except for force majeure) Party B request to terminate the Agreement, it shall make a notice to Party 30 days in advance, the Agreement can be terminated if both parties reach a consensus through consultation.

X Others
1. On the date the down payment and Deposit from Party B arrives at the account appointed by Party A, this Agreement will come into effect with valid period of 5 years and can be renewed on expiration.
2. This Agreement is in two copies with equal legal effect for each paries.

Party A: Hainan Zhonghe Pharmaceutical Limited.	Party B: [***]

Party A (or Authorized agent)	Party B (or Authorized agent)
signature:	signature:

Date:	November 1, 2008	Date:	November 1, 2008